EXHIBIT 99.5

RESOLUTION

of the Board of Directors of

INTELLIGENT CLOUD RESOURCES INC.

The following consented to and passed by the Board of Directors of the Corporation at a general meeting called for the purpose of electing and/or removing Directors and/or Officers of the Corporation.

BE IT RESOLVED

That Rehan Saeed, having tendered his Resignation, be removed as DIRECTOR and CFO of the Corporation.

DATED this 21st day of July 2017.

/s/ Christopher Pay	/s/ Michael Anthony Paul
Christopher Pay	Michael Anthony Paul